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                                                                    EXHIBIT 23.5

                        [LOGO OF ALEX SHESHUNOFF & CO.]

            CONSENT OF ALEX SHESHUNOFF & CO. INVESTMENT BANKING, L.P.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-4 of Glacier Bancorp, Inc. of our opinion, dated January 17, 2007, and to use of our name and the description of our opinion, with respect to the merger Glacier Bancorp, Inc. and North Side State Bank. included in the Registration Statement on Form S-4 of GlacierBancorp, Inc. and to the inclusion of such opinion as Appendix C to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        /S/ Alex Sheshunoff & Co.
                                        ----------------------------------------
                                        ALEX SHESHUNOFF & CO.
                                        INVESTMENT BANKING, L.P

AUSTIN, TX
March 2, 2007

                 2801 VIA FORTUNA, SUITE 625, AUSTIN, TX 78746
            PHONE 800.279.2241 - FAX 512.472.8953 - ASHESHUNOFF.COM